     As filed with the Securities and Exchange Commission on March 15, 2001
                                                      Registration No. 333-37776


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 BE FREE, INC.
              (Exact name of issuer as specified in its charter)

          Delaware                                 7374                        04-3303188
(State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)          Classification Code Number)      Identification Number)

                             154 CRANE MEADOW ROAD
                       MARLBOROUGH, MASSACHUSETTS  01752
                                (508) 480-4000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                              GORDON B. HOFFSTEIN
                      PRESIDENT, CHIEF EXECUTIVE OFFICER
                    AND CHAIRMAN OF THE BOARD OF DIRECTORS
                                 BE FREE, INC.
                            154 CRANE MEADOW ROAD,
                       MARLBOROUGH, MASSACHUSETTS  01752
                                (508) 480-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ___________________________
                                  Copies to:
                             JAY E. BOTHWICK, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109
                          TELEPHONE:  (617) 526-6000
                           Telecopy:  (617) 526-5000



================================================================================

                      DEREGISTRATION OF UNSOLD SECURITIES

     On June 26, 2000, the Securities and Exchange Commission declared the effectiveness of the Registration Statement on Form S-1 (Registration No. 333-37776) (the "Registration Statement") of Be Free, Inc. ("Be Free") registering the proposed sale of 1,838,530 shares (the "Shares") of Be Free common stock by certain selling stockholders. The Registration Statement was filed by Be Free on behalf of its stockholders who were granted registration rights pursuant to the Agreement and Plan of Merger dated February 15, 2000 (the "Merger Agreement") with TriVida Corporation ("TriVida"). The securities which were the subject of the Registration Statement were distributed by Be Free to the former stockholders of TriVida in connection with the merger.

     The Merger Agreement required Be Free to maintain the effectiveness of the Registration Statement until the one year anniversary of the acquisition of TriVida, at which time the selling stockholders would be eligible to sell under Rule 144 of the Securities Act of 1933, as amended. The purpose of this Post-Effective Amendment No. 1, together with the Request for Withdrawal filed on March 2, 2001, is to remove from registration any Shares that were not sold by the selling stockholders under the Registration Statement, in accordance with Be Free's undertaking under Regulation S-K Item 512(a)(3). Be Free hereby requests the deregistration of 1,605,807 of the Shares, and requests that upon the effectiveness of this Post-Effective Amendment No. 1, that such shares be removed from registration.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marlborough, Commonwealth of Massachusetts, on this 15th day of March, 2001.

                              BE FREE, INC.


                              By:   /s/ Gordon B. Hoffstein
                                   ------------------------
                                    Gordon B. Hoffstein
                                    President and Chief Executive Officer


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
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

Signature                                   Title                    Date
---------                                   -----                    ----

/s/ Gordon Hoffstein           President, Chief Executive        March 15, 2001
-----------------------------  Officer and Chairman of the
Gordon Hoffstein               Board of Directors (Principal
                               Executive Officer)


/s/ Stephen M. Joseph*         Chief Financial Officer and       March 15, 2001
-----------------------------  Treasurer  (Principal Financial
Stephen M. Joseph              and Accounting Officer)


/s/  Samuel P. Gerace, Jr.*    Executive Vice President,         March 15, 2001
-----------------------------  Chief Technology Officer and
Samuel P. Gerace, Jr.          Director


/s/  Ted R. Dintersmith*       Director                          March 15, 2001
-----------------------------
Ted R. Dintersmith

/s/  W. Michael Humphrey*      Director                          March 15, 2001
-----------------------------
W. Michael Humphreys

/s/  Jeffrey F. Rayport*       Director                          March 15, 2001
-----------------------------
Jeffrey F. Rayport

                               Director
-----------------------------
Kathleen L. Biro



* By: /s/ Gordon Hoffstein
      -------------------------
     Gordon Hoffstein
     * As Attorney-in-Fact

